Exhibit 99.1

For Immediate Release

Summer Infant, Inc. Announces Hire of New COO

Woonsocket, RI, July 16, 2009 — Summer Infant, Inc. (“Summer Infant” or the “Company”) (Nasdaq: SUMR) today announced the hire and appointment of Jeffrey Hale as Chief Operating Officer.  In this new position, Mr. Hale will be responsible for several key initiatives such as managing Summer Infant’s Global Sourcing Group, improving working capital with a focus on SKU rationalization, forecasting and planning, optimizing system efficiencies, and inventory reduction.  He will also be working on a warehouse management system, tying in operations, finance and sales for more efficient communication, as well as outlining effective supplier strategies.

Jeffrey has a wealth of experience to draw from as he heads up the Summer Infant Operations team going forward.  With more than 22 years of management experience, he has built a successful career at companies such as Bob Barker Company, Inc., Fidelity Investments, Dorel Industries, and Honeywell Consumer Products.  Some of his notable achievements include improved inventory control, the design and development of a sourcing office in China, implemented operations cost savings measures, supply chain enhancements, traffic network optimization, implemented state-of-the-art computer automated systems, factory re-engineering/revitalization, and additional operational advancements to make each of the companies he worked for leaner, efficient, and more profitable.

“We are pleased to announce the addition of Jeff Hale to the Summer Infant senior management team,” commented Jason Macari, Chairman and Chief Executive Officer of Summer Infant.  “As a former executive at many high level companies, Jeff Hale has extensive operational experience in the juvenile industry; specifically related to his tenure at Dorel Industries.  We look forward to working with Jeff and believe his contributions in this new role will be instrumental as we work to fine tune our operations to ensure Summer Infant’s successful business development and profitability.  We continue to believe that building and investing in a solid management team is critical to executing our growth strategy in the years to come.”

About Summer Infant, Inc.

Based in Woonsocket, Rhode Island, the Company is a designer, marketer and distributor of branded durable juvenile health, safety and wellness products (for ages 0-3 years), which are sold principally to large U.S. retailers.  The Company currently sells proprietary products in a number of different categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, infant thermometers and related nursery, health and safety products, booster and potty seats, soft goods, bouncers, travel accessories, highchairs, and swings.

Forward-Looking Statements

Certain statements in this release that are not historical fact may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby.  These forward-looking statements relate to information or assumptions about the acquisitions of Basic Comfort, Inc. and Kiddopotamus and Company, benefits and synergies of these transactions, future opportunities for the combined company and products and any other statements regarding the future expectations, beliefs, goals or prospects of the Company. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believes,” “estimate” and similar expressions. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements.  Such factors include the concentration of the Company’s business with retail customers; the ability of the Company to compete in its industry; the Company’s dependence on key personnel; the Company’s reliance on foreign suppliers; the costs associated with pursuing and integrating strategic acquisitions; and other risks as detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information contained in this presentation.

Contact:

Joe Driscoll

Chief Financial Officer

Summer Infant, Inc.

(401) 671-6922

Cynthia Barlow

Communications Director

Summer Infant, Inc.

(401) 671-6579

Devlin Lander

Integrated Corporate Relations

(415) 292-6855